Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

LogicMark, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Units consisting of:	Rule 457(o)	—	—	$11,500,000	$0.00011020	$1,267.30
Fees to be Paid	Equity	(i) Common stock, $0.0001 par value per share	Rule 457(o)	—	—	—	—	—
Fees to be Paid	Equity	(ii) Common stock purchase warrants to purchase shares of common stock (3)	Rules 457(o) and 457(g)	—	—	—	—	—
Fees to be Paid	Equity	Common stock, $0.0001 par value per share, issuable upon the exercise of the common stock purchase warrants(4)	Rule 457(o)	—	—	$11,500,000	$0.00011020	$1,267.30
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
Total Offering Amounts						$23,000,000		$2,534.60
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$2,534.60

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the offering price of additional securities of the registrant which are included in the units registered in this registration statement that the underwriters have the option to purchase to cover over-allotments, if any.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover an indeterminate number of shares of common stock, par value $0.0001 per share, of the registrant (the “Common Stock”) that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.
(4)

As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of the shares of Common Stock issuable upon exercise of such common stock purchase warrants proposed to be sold in the offering is $11,500,000.